CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus Institutional Short Term Treasury Fund dated November 4, 1997, incorporated by reference in this Registration Statement (Form N-1A No. 33-50379).


                                       ERNST & YOUNG LLP


New York, New York
December 31, 1997